Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the consolidated financial statements of Timber Pharmaceuticals, Inc., incorporated herein by reference.

               /s/ KPMG LLP

Short Hills, New Jersey

August 2, 2023